GLICKENHAUS & CO., INC.

                          GLICKENHAUS VALUE PORTFOLIOS,
                           THE 1996 EQUITY COLLECTION
                                  (the "TRUST")

                            SELECTED DEALER AGREEMENT



                                                         Dated: January __, 1996


Gentlemen:

                  Glickenhaus & Co. (the "Sponsor") acts as sole underwriter for the sale of units (the "Units") of the Trust and as such has the right to distribute Units of the Trust for resale. The Trust is an unit investment trust registered under the Investment Company Act of 1940, as amended, and the Units being offered to the public are registered under the Securities Act of 1933, as amended. Upon request to us, you, as a selected dealer (the "Selected Dealer"), may receive a copy of the Prospectus certain provisions of which are referred to herein. The term Prospectus as used herein shall mean the prospectus included in the registration statement, as amended, on Form S-6 under the Securities Act of 1933 relating to the Trust on file with the Securities and Exchange Commission at the time such registration statement, as amended, becomes effective, except that if the Prospectus filed pursuant to Rule 497(b) under the Securities Act of 1933 differs from the prospectus on file at the time such registration statement, as amended, becomes effective, the term Prospectus shall refer to the Rule 497(b) prospectus from and after the time it is mailed or otherwise delivered to the Securities and Exchange Commission for filing. As principal, we offer to sell to you, a Selected Dealer, Units of the Trust upon the following terms and conditions:

                  1. In all sales of the Units to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Trust, or the Sponsor, nor shall you have any authority to act as agent for the Trust, the Sponsor, or for any other Selected Dealer.

                  2. Orders received from you will be accepted by the Trust through us only at the public offering price, the next determined evaluation of the units plus a sales charge, applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to
Section 5 hereof and instructions which we or the Trust shall forward from time to time to you. All orders are subject to acceptance or rejection by the Trust, in its sole discretion.

C/M:  10726.0066 334349.1

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The minimum initial and subsequent purchase requirements, if any, are set forth in the Prospectus.

                  3. The sales charges for sales of the Units to the public, computed as a percentage of the public offering price per 100 Units and the amount invested, are set forth in the Prospectus. These sales charges will apply on all purchases at any one time by the same purchaser of Units of the Trust in the amounts stated. Units held in the name of the spouse of the purchaser or in the name of a child, under 21 years of age, of the purchaser are deemed for the purposes hereof to be registered in the name of the purchaser. The graduated sales charges are also applicable to a trustee or other fiduciary purchasing securities for a single trust estate or single fiduciary account.

                  The concession paid to Selected Dealers (the "Selected Dealer Concession") will reflect the cumulative Units purchased by each Selected Dealer and shall be in accordance with Schedule A attached hereto.

                  You may reallow to other dealers who are members in good standing of the National Association of Securities Dealers, Inc. a concession not in excess of the Selected Dealer Concession, provided such dealers agree to abide by the terms of this Agreement.

                  4. You shall not place orders for any Units unless you have already received purchase orders for such Units at the applicable public offering prices and subject to the terms hereof. You agree that you will not offer or sell any Units except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Units you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus and will not furnish to any person any information relating to the Units which is inconsistent in any respect with the information contained in the Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without the express written consent of the Sponsor.

                  5. The Sponsor will consider any order entered by authorized personnel from the Selected Dealer during business hours (9:00 A.M. to 3:00 P.M.) good and non-cancelable orders.
Any orders will be entered as received, less the Selected Dealer
Concession.

                  6. No person is authorized to make any representations concerning the Units except those contained in the Prospectus and in such printed information subsequently issued by the Sponsor or the Trust as information supplemental to such Prospectus. In purchasing Units from us, you shall rely solely on the representations set forth in the Prospectus.

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C/M:  10726.0066 334349.1

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                  7. You agree to the inclusion of your name as part of the
selling group which may be disclosed in the Prospectus. You further agree to deliver to each of the purchasers making purchases from you a copy of the Prospectus at or prior to the time of offering or sale, and you agree thereafter to deliver to such purchasers copies of the annual and interim reports of the Trust. Additional copies of the Prospectus and annual and interim reports of the Trust will be supplied to you in reasonable quantities upon request.

                  8. The Sponsor reserves the right in its discretion, without notice, to suspend sales or withdraw the offering of Units entirely. The Sponsor may in its sole discretion modify the Selected Dealer Concession without the consent of the Selected Dealer. Each party hereto has the right to cancel this Agreement upon written notice to the other party.

                  The Sponsor shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering of the Units. The Sponsor shall be under no liability to you except for failure to perform obligations expressly assumed herein and in the Prospectus Agreement. Nothing contained in this Section 8 is intended to operate as, nor shall the provisions of this Section 8 in any way whatsoever constitute, a waiver by us to you of compliance with any provisions of the Securities Act of 1933, as amended, of the rules and regulations of the Securities and Exchange Commission issued thereunder, or of any other applicable Federal or state regulations.

                  9. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. and, with respect to any sales of the Units in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association and by the terms of this Agreement.

                  10. Upon application to the Sponsor, we will inform you as to the states in which we believe the Units have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but neither we nor the Sponsor assume any responsibility or obligation as to your right to sell Units in any jurisdiction.

                  11. All notices and communications to us should be sent to: Glickenhaus & Co., 6 East 43rd Street, New York, New
York 10017 attention: Mr. Brian C. Laux. All notices and communications to you shall be given if mailed or telegraphed to you at the address specified hereinabove.

                  Please confirm your purchase and your acceptance of the terms of this Agreement by signing and returning to us at 6 East

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C/M:  10726.0066 334349.1

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43rd Street, New York, New York 10017 the enclosed duplicate of this letter.

                                                     GLICKENHAUS & CO..
                                                       as Sponsor


                                                     By: _______________________
                                                                           Title

AGREED AND ACCEPTED:

   Name of Selected Dealer:   ______________________________


                        By:   ______________________________
                                        Title

                   Address:







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C/M:  10726.0066 334349.1

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                                   SCHEDULE A

The Selected Dealer Concession will be determined in accordance with the following schedule:


                                          Sales Charge
                                             as % of
   Number of              Sales            Net Amount               Dealer
     Units               Charge             Invested              Concession










The Sponsor reserves the right to change the dealer's concession form time to time.


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C/M:  10726.0066 334349.1